Exhibit 99.1

                Station Casinos Announces Fourth Quarter Results


    LAS VEGAS--(BUSINESS WIRE)--Feb. 28, 2007--Station Casinos, Inc. (NYSE: STN; "Station" or the "Company") today announced the results of its operations for the fourth quarter ended December 31, 2006 and other Company-related news.

    Notable events include:

    -- Fourth quarter EBITDA (1) of $141.5 million, an increase of 14% over the prior year's fourth quarter.

    -- Net revenues from its Major Las Vegas Operations, excluding Green Valley Ranch, increased 29% from the prior year's fourth quarter.

    -- Adjusted for non-recurring items and development expenses, diluted earnings per share ("EPS") of $0.53 compared to $0.69 in the prior year's fourth quarter, a decrease of 23%.

    -- The opening of a portion of the Phase II expansion of Red Rock Casino Resort Spa and a portion of the Phase III expansion of Santa Fe Station in December 2006.

    -- On February 23, 2007, the United States District Court for the District of Columbia ruled in favor of the Gun Lake Tribe and the Department of Interior ("DOI") and dismissed the complaint that had been filed by local gaming opponents that had delayed the DOI's taking of land into trust for the Gun Lake Tribe's proposed casino and entertainment project.

    -- Declaring a quarterly cash dividend of $0.2875 per share payable on March 12, 2007 to shareholders of record on February 26, 2007.

    -- For the third year in a row, the Company was selected as one of Fortune magazine's "100 Best Companies to Work For".

    -- On February 23, 2007, the Company entered into a definitive merger agreement with Fertitta Colony Partners LLC ("FCP"), pursuant to which FCP agreed to acquire all of Station's outstanding common stock for $90 per share in cash. FCP is a new company formed by Frank J. Fertitta III, Chairman and Chief Executive Officer of Station, Lorenzo J. Fertitta, Vice Chairman and President of Station and Colony Capital Acquisitions, LLC, an affiliate of Colony Capital, LLC.

    Results of Operations

    The Company's net revenues for the fourth quarter ended December 31, 2006 were approximately $358.8 million, an increase of 26% compared to the prior year's fourth quarter. The Company reported EBITDA for the quarter of $141.5 million, an increase of 14% compared to the prior year's fourth quarter. This marks the 20th consecutive quarter of year-over-year growth of Adjusted EBITDA. For the fourth quarter, Adjusted Earnings (2) applicable to common stock were $29.5 million, or $0.53 per diluted share, compared to last year's $0.69 per diluted share on a comparable basis.

    During the fourth quarter, the Company incurred a $2.5 million loss related to costs associated with the cancellation of the residential project at Red Rock, $2.3 million in costs to develop new gaming opportunities, primarily related to Native American gaming, $2.0 million in preopening costs related to various master planned expansions, $2.5 million related to costs associated with the FCP transaction noted above and $0.6 million of lease termination costs. Including these items, the Company reported net income of $23.1 million and diluted earnings applicable to common stock of $0.41 per share.

    The Company's earnings from its Green Valley Ranch joint venture for the fourth quarter were $13.1 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch's operating income. For the quarter, Green Valley Ranch generated EBITDA before management fees of $30.1 million, a 7% increase compared to the prior year's fourth quarter.

    Las Vegas Market Results

    For the fourth quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch, increased to $320.5 million, a 29% increase compared to the prior year's quarter, while EBITDA from those operations increased 15% to $117.5 million.

    "The fourth quarter revenue and EBITDA results came in as expected. Trends for the quarter in terms of same store revenues and the promotional environment were consistent with our guidance," said Lorenzo J. Fertitta, vice chairman and president of the Company.

    EBITDA and Adjusted Earnings are not generally accepted accounting principles ("GAAP") measurements and are presented solely as a supplemental disclosure because the Company believes that they are widely used measures of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. EBITDA and Adjusted Earnings are further defined in footnotes 1 and 2, respectively.

    Balance Sheet Items and Capital Expenditures

    Long-term debt was $3.47 billion as of December 31, 2006. Total capital expenditures were $117.4 million for the fourth quarter. Expansion and project capital expenditures included $45.1 million for Phases II and III of Red Rock Resort, $32.2 million for the expansion of Santa Fe Station and $12.7 million for the purchase of land. As of December 31, 2006, the Company's debt to cash flow ratio, as defined in its bank credit facility, was 6.0 to 1.

    Aliante Station

    The groundbreaking for Aliante Station was on February 22, 2007. The Company is jointly developing Aliante Station with the Greenspun Corporation which will be located on a 40-acre site on the northeast corner of Interstate 215 and Aliante Parkway in North Las Vegas. Construction is expected to be completed by the end of 2008 at a cost of approximately $650 million to $675 million. The first phase of Aliante Station is expected to include 200 hotel rooms, approximately 3,000 slot machines, multiple full-service restaurants and a multi-screen movie theater complex.

    Gun Lake Project Update

    On February 23, 2007, the United States District Court for the District of Columbia issued a decision in favor of the Gun Lake Tribe ("Gun Lake") and the United States Department of Interior ("DOI") and dismissed the lawsuit filed by Michigan Gambling Opposition ("MichGO") against the DOI and officials of the DOI. MichGO's complaint sought injunctive and declaratory relief against the DOI as a result of the DOI's determination to take certain land into trust for the benefit of Gun Lake. The District Court found that there were no facts which would entitle MichGO to any relief on the four issues raised in its complaint and, therefore, granted the DOI and Gun Lake's motions to dismiss or, in the alternative, for summary judgment. Unless the District Court's decision is appealed and a stay is granted pending such appeal, the DOI is now free to take the land into trust, which is necessary for the commencement of construction of Gun Lake's proposed gaming facility. It is anticipated that MichGO will appeal the District Court's decision and seek a stay pending appeal.

    Dividend

    On February 14, 2007 the Company's Board of Directors declared a quarterly cash dividend of $0.2875 per share. The dividend is payable on March 12, 2007 to shareholders of record on February 26, 2007.

    Proposed Merger

    On February 23, 2007, the Company entered into a definitive merger agreement with Fertitta Colony Partners LLC ("FCP"), pursuant to which FCP agreed to acquire all of Station's outstanding common stock for $90 per share in cash. FCP is a new company formed by Frank J. Fertitta III, Chairman and Chief Executive Officer of Station, Lorenzo J. Fertitta, Vice Chairman and President of Station and Colony Capital Acquisitions, LLC, an affiliate of Colony Capital, LLC. The transaction is expected to be completed in six to nine months, subject to regulatory approvals and customary closing conditions.

    IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC.

    In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Station Casinos, Inc. Investor Relations, 2411 W. Sahara Avenue, Las Vegas, NV 89102, telephone: (800) 544-2411.

    Station and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of Station's participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available.

    Conference Call Information

    The Company will host a conference call today, Wednesday, February 28 at 12:00 p.m. (Eastern Time) to discuss its fourth quarter 2006 financial results. Those interested in participating in the call should dial (866) 633-6299 or
(706) 679-5908 for international callers, approximately 10 minutes before the call start time. A live audio webcast of the call, as well as supplemental tables and charts, will also be available at the Company's website, www.stationcasinos.com (3). A replay of the call will be available from 5:00 p.m. (Eastern Time) on February 28, 2007, until 12:00 p.m. (Eastern Time) on March 6, 2007 at (800) 642-1687. The reservation number is 8033905.

    Company Information and Forward Looking Statements

    Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company and The Greens in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

    This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with FCP; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approvals for the merger or the failure to satisfy other conditions to complete the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company's current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the "Investors" section of the Company's website at www.stationcasinos.com (3).

    Construction projects such as the master-planned expansions of Red Rock, Santa Fe Station, Fiesta Henderson and Green Valley Ranch entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, floods and unanticipated cost increases. The anticipated costs and construction periods are based on budgets, conceptual design documents and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met.

    Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

    (1) EBITDA consists of net income plus income tax provision, interest and other expense, net, loss on early retirement of debt, loss or gain on asset disposals, net, preopening expenses, lease terminations, other non-recurring costs, depreciation, amortization and development expense. EBITDA is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies. The Company believes that in addition to cash flows and net income, EBITDA is a useful financial performance measurement for assessing the operating performance of the Company. Together with net income and cash flows, EBITDA provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and incur capital expenditures. To evaluate EBITDA and the trends it depicts, the components should be considered. The impact of income tax provision, interest and other expense, loss on early retirement of debt, loss or gain on asset disposals, preopening expenses, lease terminations, other non-recurring costs, depreciation, amortization and, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's operating performance, cannot be determined from EBITDA. Further, EBITDA does not represent net income or cash flows from operating, financing and investing activities as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income, as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, it should be noted that not all gaming companies that report EBITDA or adjustments to such measures may calculate EBITDA or such adjustments in the same manner as the Company, and therefore, the Company's measure of EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of EBITDA to net income is included in the financial schedules accompanying this release.

    (2) Adjusted Earnings excludes development expense, preopening expenses, lease terminations, loss or gain on asset disposals, loss on early retirement of debt and other non-recurring costs. Adjusted Earnings is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and as a principal basis for valuation of gaming companies, as this measure is considered by the Company to be a better measure on which to base expectations of future results than GAAP net income. A reconciliation of Adjusted Earnings and EPS to GAAP net income and EPS is included in the financial schedules accompanying this release.

    (3) The hyperlink to the Company's URL is included herein solely for the convenience of investors in accessing the audio webcast of the fourth quarter conference call. All other references herein to the Company's URL are inactive textual references. None of the information contained on the Company's website shall be deemed incorporated by reference or otherwise included herein.

                              Station Casinos, Inc.
                Condensed Consolidated Balance Sheets
                             (amounts in thousands)
                                   (unaudited)


                                                    December 31,
                                               -----------------------
                                                  2006        2005
                                               ----------- -----------

Assets:
  Cash and cash equivalents                      $116,898     $85,552
  Receivables, net                                 40,762      19,604
  Other current assets                             43,891      34,055
                                               ----------- -----------
    Total current assets                          201,551     139,211
  Property and equipment, net                   2,586,473   1,990,584
  Other long-term assets                          928,672     799,248
                                               ----------- -----------
    Total assets                               $3,716,696  $2,929,043
                                               =========== ===========



Liabilities and stockholders' (deficit) equity:
  Current portion of long-term debt                  $341        $108
  Other current liabilities                       251,565     228,657
                                               ----------- -----------
    Total current liabilities                     251,906     228,765
  Revolving credit facility                     1,155,800     330,000
  Senior and senior subordinated notes          2,304,737   1,606,545
  Other debt                                        8,855       9,136
  Interest rate swaps, mark-to-market                (905)     (1,461)
  Other long-term liabilities                     183,161     125,244
                                               ----------- -----------
    Total liabilities                           3,903,554   2,298,229
  Stockholders' (deficit) equity                 (186,858)    630,814
                                               ----------- -----------
    Total liabilities and stockholders'
     (deficit) equity                          $3,716,696  $2,929,043
                                               =========== ===========

                              Station Casinos, Inc.
                 Condensed Consolidated Statements of Operations
                  (amounts in thousands, except per share data)
                                   (unaudited)


                             Three Months Ended   Twelve Months Ended
                                December 31,         December 31,
                             ------------------- ---------------------
                               2006      2005      2006       2005
                             --------- --------- ---------- ----------
Operating revenues:
  Casino                     $258,951  $212,674   $969,147   $825,995
  Food and beverage            58,795    37,433    211,579    146,774
  Room                         22,924    15,167     82,431     61,238
  Other                        18,517    14,341     70,245     52,550
  Management fees              25,302    24,214     99,485     95,144
                             --------- --------- ---------- ----------
    Gross revenues            384,489   303,829  1,432,887  1,181,701
  Promotional allowances      (25,694)  (18,761)   (93,863)   (72,868)
                             --------- --------- ---------- ----------
    Net revenues              358,795   285,068  1,339,024  1,108,833
                             --------- --------- ---------- ----------

Operating costs and
 expenses:
  Casino                       93,754    73,340    348,659    286,503
  Food and beverage            42,591    26,436    152,300    102,970
  Room                          7,995     5,368     29,962     21,094
  Other                         7,040     4,577     26,244     17,799
  Selling, general and
   administrative              62,626    47,221    230,278    181,670
  Corporate                    18,275    14,763     63,066     57,619
  Development                   2,251     1,998      9,036      8,747
  Depreciation and
   amortization                37,208    25,833    131,094    101,356
  Preopening                    1,984     3,106     29,461      6,560
  Loss on asset disposals,
   net                          1,056       318      1,736      3,916
  Lease terminations              553     3,000      1,053     14,654
                             --------- --------- ---------- ----------
                              275,333   205,960  1,022,889    802,888
                             --------- --------- ---------- ----------

Operating income               83,462    79,108    316,135    305,945
  Earnings from joint
   ventures                    10,977    10,529     41,861     38,885
                             --------- --------- ---------- ----------
Operating income and
 earnings from joint
 ventures                      94,439    89,637    357,996    344,830
                             --------- --------- ---------- ----------

Other expense:
  Interest expense, net       (54,419)  (22,062)  (171,729)   (80,378)
  Interest and other expense
   from joint ventures         (1,925)   (1,648)    (6,815)    (6,947)
  Loss on early retirement
   of debt                          -         -          -     (1,278)
                             --------- --------- ---------- ----------
                              (56,344)  (23,710)  (178,544)   (88,603)
                             --------- --------- ---------- ----------

Income before income taxes     38,095    65,927    179,452    256,227
  Income tax provision        (15,027)  (24,250)   (69,240)   (94,341)
                             --------- --------- ---------- ----------
Net income                    $23,068   $41,677   $110,212   $161,886
                             ========= ========= ========== ==========

Earnings per common share:
    Basic                       $0.43     $0.63      $1.90      $2.46
    Diluted                     $0.41     $0.61      $1.85      $2.40

Weighted average common
 shares outstanding
    Basic                      54,063    66,189     57,969     65,707
    Diluted                    55,917    68,102     59,671     67,588

Dividends paid per common
 share                          $0.29     $0.25      $1.08      $0.92

                              Station Casinos, Inc.
                             Summary Information and
                Reconciliation of Net Income to EBITDA
     (amounts in thousands, except occupancy percentage and ADR)
                                   (unaudited)

                           Three Months Ended    Twelve Months Ended
                              December 31,          December 31,
                           ------------------- -----------------------
                             2006      2005       2006        2005
                           --------- --------- ----------- -----------
     Major Las Vegas
      Operations (a):
     ---------------------
     Net revenues          $320,506  $248,872  $1,189,099    $968,017

     Net income             $30,983   $38,825    $120,107    $154,907
       Income tax
        provision            19,015    22,802      73,614      90,977
       Interest and other
        expense, net         30,442    16,086      97,202      57,500
       Depreciation and
        amortization         35,276    24,157     123,752      94,784
       Gain on asset
        disposals, net         (111)      (22)       (518)       (201)
       Preopening expenses    1,899         -      29,034         147
                           --------- --------- ----------- -----------
     EBITDA                $117,504  $101,848    $443,191    $398,114
                           ========= ========= =========== ===========

     Green Valley Ranch
      (50% owned):
     ---------------------
     Net revenues           $70,531   $64,702    $262,354    $238,355

     Net income             $16,470   $16,072     $62,385     $55,532
       Interest and other
        expense, net          6,615     6,008      23,875      23,293
       Depreciation and
        amortization          6,962     5,873      25,374      22,262
       Preopening expenses        8         -         294           -
       Loss on asset
        disposals, net            -        51          25       1,210
       Lease terminations         -         -           -       1,632
                           --------- --------- ----------- -----------
     EBITDA                 $30,055   $28,004    $111,953    $103,929
                           ========= ========= =========== ===========

     Major Las Vegas
      Operations including
      Green Valley Ranch:
     ---------------------
     Net revenues          $391,037  $313,574  $1,451,453  $1,206,372

     Net income             $47,453   $54,897    $182,492    $210,439
       Income tax
        provision            19,015    22,802      73,614      90,977
       Interest and other
        expense, net         37,057    22,094     121,077      80,793
       Depreciation and
        amortization         42,238    30,030     149,126     117,046
       Preopening expenses    1,907         -      29,328         147
       (Gain) loss on
        asset disposals,
        net                    (111)       29        (493)      1,009
       Lease terminations         -         -           -       1,632
                           --------- --------- ----------- -----------
     EBITDA                $147,559  $129,852    $555,144    $502,043
                           ========= ========= =========== ===========

     Total Station
      Casinos, Inc. (b):
     ---------------------
     Net income             $23,068   $41,677    $110,212    $161,886
       Income tax
        provision            15,027    24,250      69,240      94,341
       Interest and other
        expense, net         56,344    23,710     178,544      87,325
       Depreciation and
        amortization         37,208    25,833     131,094     101,356
       Development expense    2,251     1,998       9,036       8,747
       Preopening expenses    1,984     3,106      29,461       6,560
       Preopening expenses
        at Green Valley
        Ranch (50%)               4         -         147           -
       Loss on asset
        disposals, net        1,056       318       1,736       3,916
       Other non-recurring
        costs                 4,026         -       4,389           -
       Lease terminations       553     3,000       1,053      15,470
       Loss on early
        retirement of debt        -         -           -       1,278
                           --------- --------- ----------- -----------
     EBITDA                $141,521  $123,892    $534,912    $480,879
                           ========= ========= =========== ===========

     Occupancy percentage        92%       94%         95%         96%
     ADR                        $79       $60         $73         $61

(a) Includes the wholly owned properties of Red Rock (since April 18, 2006), Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b) Includes the Major Las Vegas Operations, Wild Wild West, Wildfire, Magic Star, Gold Rush, Lake Mead Casino (since October 2006), the Company's earnings from joint ventures, management fees and corporate expense.

                        Station Casinos, Inc.
              Reconciliation of GAAP Net Income and EPS
                     to Adjusted Earnings and EPS
            (amounts in thousands, except per share data)
                                   (unaudited)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------

Adjusted Earnings (a):
Net income                       $23,068  $41,677  $110,212  $161,886
  Development expense              1,463    1,299     5,874     5,686
  Preopening expenses              1,290    2,019    19,150     4,264
  Loss on asset disposals            686      206     1,128     2,545
  Lease terminations                 359    1,950       684    10,055
  Loss on early retirement of
   debt                                -        -         -       831
  Preopening expenses at Green
   Valley Ranch (50%)                  3        -        96         -
  Other non-recurring costs        2,617        -     2,853         -
                                --------- -------- --------- ---------
Adjusted Earnings                $29,486  $47,151  $139,997  $185,267
                                ========= ======== ========= =========

Adjusted basic earnings per common share (a):
Net income                         $0.43    $0.63     $1.90     $2.46
  Development expense               0.03     0.02      0.10      0.09
  Preopening expenses               0.02     0.03      0.33      0.07
  Loss on asset disposals           0.01        -      0.03      0.04
  Lease terminations                0.01     0.03      0.01      0.15
  Cancellation of certain
   insurance policies, net             -        -         -         -
  Loss on early retirement of
   debt                                -        -         -      0.01
  Preopening expenses at Green
   Valley Ranch (50%)                  -        -         -         -
  Other non-recurring costs         0.05        -      0.05         -
                                --------- -------- --------- ---------
Adjusted basic earnings per
 common share                      $0.55    $0.71     $2.42     $2.82
                                ========= ======== ========= =========

Weighted average common shares
 outstanding - basic              54,063   66,189    57,969    65,707


Adjusted diluted earnings per common share (a):
Net income                         $0.41    $0.61     $1.85     $2.40
  Development expense               0.03     0.02      0.10      0.08
  Preopening expenses               0.02     0.03      0.32      0.06
  Loss on asset disposals           0.01        -      0.02      0.04
  Lease terminations                0.01     0.03      0.01      0.15
  Loss on early retirement of
   debt                                -        -         -      0.01
  Preopening expenses at Green
   Valley Ranch (50%)                  -        -         -         -
  Other non-recurring costs         0.05        -      0.05         -
                                --------- -------- --------- ---------
Adjusted diluted earnings per
 common share                      $0.53    $0.69     $2.35     $2.74
                                ========= ======== ========= =========

Weighted average common shares
 outstanding - diluted            55,917   68,102    59,671    67,588



(a) All dollar and per share amounts are shown net of tax.

    CONTACT: Station Casinos, Inc., Las Vegas
             Glenn C. Christenson, 800-544-2411 or 702-495-4242
             Executive Vice President/Chief Financial Officer/ Chief Administrative Officer or
             Thomas M. Friel, 800-544-2411 or 702-495-4210
             Vice President of Finance/Controller
             or
             Lori B. Nelson, 800-544-2411 or 702-495-4248
             Director of Corporate Communications